Exhibit 99.1

Integral Technologies, Inc. Letter to Stockholders

Dear Integral Stockholder:

As I was preparing to write this letter to you, I reviewed my past CEO letters and was reminded that I have now been CEO for six years. My first feeling was “wow” is that even possible. I then began to reflect on those six years and as many of you know it has been quite a ride. We had our fair share of successes and plenty of disappointments as well. When I first took the role, I was excited about the possibilities for ElectriPlast, I was well aware of the tremendous market opportunities for our conductive plastic as well the breadth of our intellectual property. In my first CEO letter to you I stated that our business model was, “…collaborating with leading technology innovators to develop new product applications for ElectriPlast and to license our IP for its production and commercialization across many industries.” We stayed true to this model by partnering with the following companies in some capacity, either as a manufacturing partner or an application development partner:

●

Hanwha Advance Materials (“Hanwha”) of South Korea -Signed an industry first conductive plastics licensing agreement. This agreement for the first time created real value in our patent portfolio since a business partner paid to use our patents.

●	BASF – Signed letter of intent to jointly explore the North American market for ElectriPlast.
●	Delphi - Co-Development agreement to develop wire and cable insulation applications using ElectriPlast.
●	East Penn – Development and supply agreement.
●	Advanced Battery Concepts (“ABC”) - Joint technology assessment program agreement regarding bipolar battery (“JTAP”).
●	Conductive Composites – Strategic agreement.
●	Nova Polymers – Strategic alliance.
●	Illuminer – Joint validation agreement.
●	Ultimate Battery – Definitive MOU.
●	PolyOne- Exclusive license agreement to manufacture, distribute, sell and market ElectriPlast for shielding applications.

Some of these were great successes, others vital stepping stones and still important partners and a few that were flops. My biggest surprise was just how long it took us to get to the point of finding a true global partner with PolyOne. Our technology has always been viable, but the market just wasn’t ready for it until now. The PolyOne relationship is the type of relationship we have been working towards for many years. They have a global presence and the infrastructure to support the manufacturing, sales, and marketing of long fiber technology (“LFT”) for conductive plastics. This partnership is in part driven by a shared corporate vision for our material to enable the development of revolutionary applications, such as with the advanced driver-assistance systems (“ADAS”) which will enhance and improve the automotive driving experience.

We are now working to finalize the sale of our bipolar battery technology. We have agreed to a nonbinding term sheet with a prospective buyer and are now negotiating the terms for a final agreement. The highlights of the term sheet include payment for the technology, a royalty component based on the number of bipolar plates sold and making Integral an exclusive supplier for its ElectriPlast material to be used in the plates. The initial terms also call for the company to assume some of our current engineering costs which will further reduce overhead. We anticipate the closing of the bipolar battery technology during the next quarter. We are also pursuing another battery project with a different battery partner that would provide bipolar plates for a US Government program. The project has progressed to the award stage, and if successful, the award will be made in the first half of 2019.

Now that we have licensed the shielding business and have identified a prospective buyer for the battery technology, we are taking several steps to better align the operation and infrastructure with our current business model of generating reoccurring licensing revenue with upfront payments and annual royalties for our applications. By taking these steps we believe we will be positioning the company to better enhance stockholder value as well as provide a more efficient company, for example the PolyOne relationship provides us more than an upfront fee and royalties, it also allows us to more efficiently use our capital by eliminating our need for internal manufacturing, and our own sales and marketing team, resulting in lower overhead.

I recognize and share the frustration our stockholders have experienced over the last 2-3 years that in spite of our commercial success, it has not translated into a higher share price. I like you am greatly disappointed with the share price. As previously mentioned, we are taking steps to improve and enhance stockholder value. Throughout this letter I will discuss a few of those steps.

Today we filed a Form 8-K today disclosing the creation of the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) under our already authorized preferred share class. We intend on using these preferred shares for retiring debt and other obligations as well as providing the appropriate infrastructure to ensure the timely filing of required SEC filings. We believe the Series B Preferred Stock is an appropriate vehicle to use at this time with our present capital structure and they do not reduce the voting power of the common stockholders since the holders of Series B Preferred do not have voting rights. These shares are authorized, but they have not yet been issued.

We have taken aggressive steps to dramatically reduce our expenses going forward and expect our operating expenses for calendar year 2019 to be in the neighborhood of less than $1 million dollars. We anticipate that the reduction in our operating expenses coupled with the issuance of the Series B Preferred Stock will greatly reduce or eliminate the need to go to the capital markets for future funding.

As you know we remain delinquent with our SEC filings. Our new CFO is working diligently with our audit firm to get us caught up. We have made one annual report filing and two quarterly report filings in the last nine weeks and have an aggressive plan with our auditor to expedite the remaining filings. Our goal is to be current in January and back to our normal filing calendar in February. This is a top priority for me and I know the plan that I have laid out is an aggressive one.

As I stated at the beginning of this letter, monetizing our IP is a critical part of our business plan. The prospective sale of our battery IP is an example of the type of business model we will continue to follow, which is to leverage our intellectual property by developing applications and then monetize either through a sale of the technology, just like the battery, or through other options that may better maximize stockholder value including a spinoff, joint venture, or a license agreement as we did with our materials manufacturing partners.  Although we are working to sell the battery technology, we will remain focused on the vehicle electrification opportunity having gained a great deal of industry knowledge and expertise during our development process and have identified several key opportunities in the vehicle electrification market that are not being met.

In addition to our continued focus in vehicle electrification, we have several projects in the pipeline that have been delayed due to the resources having been dedicated in developing the bipolar battery prototypes and finding a buyer.  Once the sale of the battery is concluded, we will again focus on these projects to continue moving forward in commercializing our conductive plastics technology in areas such as:

- Electrostatic dissipation (ESD) solutions.

- Highly conductive applications such as antennas and heating devices.

- Consumer products.

- Medical devices.

- Lightweighting for aviation.

- Heat dissipation.

- Defense applications.

- Battery accessories.

- Energy storage devices.

- Business products.

We have also started a business and advisory board that will be assisting us in identifying new applications and target markets. The mission of the Business and Advisory Board is to advise the company on a broad range of strategic and commercial topics that relate to the long-term success of the company.  The Advisory Board will assist in identifying new commercial opportunities and participate in developing go-to-market strategies.  The Advisory Board will also advise on ways to improve the internal processes to ensure an efficient corporate operation. Our Advisory Board members with their deep and diverse technical, entrepreneurial and commercial backgrounds have the experience and expertise in their fields to help provide direction for the development of new products to better service the needs of the fast-growing conductive plastics market.  The Advisory Board members will also serve as ambassadors of the company.

Thank you for your continued support and your constructive criticism at times when it was warranted. I wish you and your family a Happy Holidays and I look forward to speaking with you in the new year.

Very sincerely,

/s/Doug Bathauer

Doug Bathauer

This document contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the Company’s Annual Report on Form 10-K for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on September 19, 2018. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.